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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 1, 2003

ASPEN TECHNOLOGY, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-24786 (Commission File Number)	04-2739697 (I.R.S. Employer Identification No.)
Ten Canal Park, Cambridge, Massachusetts 02141 (Address of Principal Executive Office) (Zip Code)

Registrant's telephone number, including area code: (617) 949-1000

        On June 2, 2003, we issued a press release announcing a proposed preferred stock financing of Aspen Technology, Inc. A summary of the material terms of the financing are provided below. In addition, we have scheduled a conference call on June 2, 2003 at 8:30 a.m., Eastern time, to provide further details of the preferred stock financing. Copies of a script of the webcast call and materials to be furnished during the webcast are attached hereto as exhibits.

ITEM 5. OTHER EVENTS AND REQUIRED FD DISCLOSURE.

        On June 1, 2003, we entered into a securities purchase agreement (the "Purchase Agreement") for the private placement of certain of our securities to several investment partnerships managed by Advent International Corporation (the "Advent Investors") and the holders of our outstanding shares of Series B preferred stock (the "Series B Investors") pursuant to which we will:

  •
  issue and sell 300,300 shares of Series D-1 preferred stock to the Advent Investors for a purchase price of $333.00 per share and an aggregate consideration of approximately $100,000,000,

  •
  issue warrants to the Advent Investors to purchase 6,006,006 shares of our common stock,

  •
  issue 63,064 shares of Series D-2 preferred stock to certain of the Series B Investors in exchange for the repurchase of 16,918 shares of Series B-I preferred stock and 7,788 shares of Series B-II preferred stock currently held by certain of the Series B Investors; and

  •
  issue warrants to certain of the Series B Investors to purchase 1,261,280 shares of our common stock.

        Simultaneously with the signing of the Purchase Agreement, we entered into a repurchase and exchange agreement (the "Repurchase Agreement") pursuant to which we will:

  •
  repurchase 23,082 shares of Series B-I preferred stock and 12,212 shares of B-II preferred stock for an aggregate of approximately $30 million in cash, and

  •
  issue new warrants to the Series B Investors to purchase 791,044 shares of our common stock in exchange for outstanding warrants to purchase the same number of shares of our common stock currently held by the Series B Investors.

        The initial stated value for the Series B preferred stock being exchanged pursuant to the Purchase Agreement is approximately $24.7 million and the initial stated value for the Series B preferred stock being redeemed pursuant to the Repurchase Agreement is approximately $35.3 million. The transactions contemplated by the Purchase Agreement and the Repurchase Agreement are required to be closed simultaneously at a closing we expect to occur in August 2003. Upon closing, there will be no shares of Series B preferred stock outstanding. The Series D-1 preferred stock and the Series D-2 preferred stock are referred to collectively as the Series D preferred stock. The Series B-I preferred stock and the Series B-II preferred stock are referred to collectively as the Series B preferred stock. The warrants that will be issued to the Advent Investors and certain of the Series B Investors pursuant to the Purchase Agreement to purchase a total of 7,267,286 shares of our common stock are referred to as the WD Warrants and the warrants that will be issued to the Series B Investors pursuant to the Repurchase Agreement to purchase 791,044 shares of our common stock are referred to as the WB Warrants.

  Purchase Agreement

        The Purchase Agreement contemplates the simultaneous closing of the transactions contemplated by the Purchase Agreement and Repurchase Agreement. The issuance of the Series D preferred stock and the other transactions contemplated by the Purchase Agreement are subject to several closing conditions, including the approval of our stockholders and approval under the Hart-Scott-Rodino Act.

If we do not obtain stockholder approval or the approval under the Hart-Scott-Rodino Act for the transactions contemplated by the Purchase Agreement, then the Purchase Agreement may be terminated by certain of the parties thereto. If the Purchase Agreement is terminated, we will not issue the Series D preferred stock and WD Warrants, we will not receive any consideration for such Series D preferred stock and WD Warrants, and the Series B preferred stock will remain outstanding.

  Series D Certificate of Designations

        The Series D preferred stock has a stated value of $333.00 per share and bear a cumulative dividend of 8% per annum. Dividends on the Series D preferred stock are payable only when, as and if declared by our board of directors and may be paid, at our option, either in cash or, commencing in 2004, through the issuance of shares of our common stock. Holders of the Series D-1 preferred stock are entitled, exclusively and as a separate class, to elect directors to our board of directors based on a formula set forth in the Series D Certificate of Designations, provided such number of directors is less than fifty percent of the board of directors. Immediately following the consummation of the transactions contemplated by the Purchase Agreement, we anticipate that our board of directors will be comprised of 9 members and that the holders of Series D-1 preferred stock will be entitled to designate up to 4 of those 9 members, who shall initially be Douglas A. Kingsley, Michael Pehl and one or two other designees to be designated on or about the closing. At the option of the holder, each share of Series D preferred stock is convertible into 100 shares of our common stock, subject to a formula adjustment if we issue certain additional securities at a price per share of less than $3.33 (subject to adjustment for our one-for-three reverse stock split and other similar events). Holders of the Series D preferred stock may request that 50% of such shares be redeemed by us any time on or after the sixth anniversary of the closing for $333.00 per share plus any accrued but unpaid dividends, and the remaining shares of Series D preferred stock be redeemed on or after the seventh anniversary of the closing for $333.00 per share plus any accrued but unpaid dividends. The Series D preferred stock may also be redeemed for $416.25 per share plus any accrued but unpaid dividends at our option any time on or after the third anniversary of the closing of the transactions contemplated by the Purchase Agreement, provided that certain conditions are met, including the condition that the daily volume weighted average trading price of our common stock on the NASDAQ National Market for a period of 45 consecutive trading days exceeds $7.60 per share (subject to adjustment for our one-for-three reverse stock split and other similar events). These and other terms and provisions of the Series D preferred stock are set forth in the Series D Certificate of Designations that will form a part of our Certificate of Incorporation. The Series D Certificate of Designations will be filed with the Secretary of State of the State of Delaware upon the consummation of the transactions contemplated by the Purchase Agreement.

  Registration, Preemptive and Other Rights

        Simultaneously with the consummation of the transactions contemplated by the Purchase Agreement, we will enter into an investor rights agreement (the "Investor Rights Agreement") pursuant to which we will grant the holders of Series D preferred stock, among other things, certain registration rights, preemptive rights upon the future issuance of certain of our securities, and, with respect to the holders of Series D-1 preferred stock, the right to elect the number of directors based upon the number of votes to which the holders of Series D-1 preferred stock are entitled, as set forth in the Series D Certificate of Designations, provided such number is less than fifty percent of the board of directors. All shares of common stock issuable upon the conversion of the Series D preferred stock and issued as dividends on the Series D preferred stock and upon the exercise of either the WB Warrants or WD Warrants are subject to either (1) in the case of the Advent Investors, the right to demand up to four registration statements covering such shares or (2) in the case of the Series B Investors, the right to have such shares included in a resale registration statement for an offering to be made on a continuous basis for a period of up to two years. We will also grant to those holders of our

Series D preferred stock who qualify as accredited investors certain preemptive rights to participate in future issuances of certain of our securities until such time as such accredited investors hold less than ten percent of the Series D preferred stock issued pursuant to the Purchase Agreement.

  WD Warrants

        The WD Warrants are exercisable any time after their issuance but before the seventh anniversary of their issuance for an aggregate of 7,267,286 shares of our common stock at an exercise price of $3.33 per share. The exercise price of the WD Warrants and the number of shares of common stock for which they are exercisable are subject to formula adjustment (1) for our one-for-three reverse stock split and (2) if we issue certain additional securities at a price less than $3.33 per share.

  Use of Proceeds

        Pursuant to the terms of the Purchase Agreement, we will use the proceeds (net of fees) from the sale of the Series D-1 preferred stock for (1) the repurchase of 23,082 shares of Series B-I preferred stock and 12,212 shares of Series B-II preferred stock as set forth in the Repurchase Agreement, (2) the repurchase of our outstanding 5 1/4% convertible subordinated debentures on or prior to maturity and (3) for general working capital purposes, not to exceed $15,000,000. The Advent Investors will have the right to consent to any additional use of the proceeds from the sale of the Series D-1 preferred stock.

  Repurchase Agreement

        The Series B preferred stock subject to the Repurchase Agreement will be repurchased at a price of $850 per share plus an amount equal to the accrued dividends. In addition, we have agreed that if the transactions contemplated by the Purchase Agreement are not consummated and the holders of Series B preferred stock request redemption of their Series B preferred stock on or prior to December 31, 2003, or if later, 30 days after the termination of the Repurchase Agreement, we are required to issue to them as many shares of common stock as we are currently able to satisfy the redemption request and seek the approval of our stockholder to enable us to issue all shares of our common stock that we may be required to issue to the Series B Investors in the future. If we do not receive stockholder approval, only then may we issue shares of our Series C preferred stock to satisfy our redemption obligations to the Series B Investors. If we issue Series C preferred stock to the Series B Investors because of an event that occurs in 2003 or, if later, 30 days after the termination of the Repurchase Agreement, the Series B Investors will have the right to exchange the Series C preferred stock for senior subordinated notes (the "Senior Subordinated Notes"). The Senior Subordinated Notes will have a five-year maturity and bear interest at 10% per annum. Under no circumstances will we be required to issue Senior Subordinated Notes in an amount that exceeds $60,000,000 less the amount of cash and value of common stock we have paid to the holders of Series B preferred stock to satisfy their redemption rights. If the Senior Subordinated Notes are issued, we will be limited in the amount of future debt that we can incur.

  WB Warrants

        In connection with the Repurchase Agreement, we will exchange WB Warrants for the convertible warrants currently outstanding and held by the holders of Series B preferred stock. The WB Warrants are exercisable any time after their issuance but before the fourth anniversary of their issuance for an aggregate of 791,044 shares of our common stock at an exercise price of $4.08 per share. The exercise price of the WB Warrants and the number of shares of common stock for which they are exercisable are subject to formula adjustment (1) for our one-for-three reverse stock split and (2) if we issue certain additional securities at a price per share less than $4.08.

  Related Transactions

        In connection with its review and approval of the transactions contemplated by the Purchase Agreement, our board of directors has authorized certain amendments set forth in the Certificate of Amendment, including (1) a one-for-three reverse stock split of our outstanding common stock and preferred stock, (2) an increase in the number of shares of common stock and preferred stock authorized for issuance and (3) a reduction in the par value of our common stock. Our board of directors and Compensation Committee have also approved a new compensation plan (the "Compensation Plan") that contemplates (1) the adoption of a new stock incentive plan, (2) an amendment to our director stock option plan and (3) a compensation arrangement with certain of our executive officers and directors, including those directors designated by the holders of Series D-1 preferred stock.

  Stockholder Approval

        Our stockholders will be asked to approve the transactions contemplated by the Purchase Agreement, the Certificate of Amendment (including a one-for-three reverse stock split, an increase in the number of shares of common stock and preferred stock authorized for issuance and a reduction in the par value of the common stock and preferred stock) and the adoption of a new stock incentive plan and an amendment to our director stock option plan as contemplated by the Compensation Plan at a special meeting of stockholders. If approved by our stockholders in connection with their approval of the transactions contemplated by the Purchase Agreement, we will have authorization to issue, after appropriate adjustment for the one-for-three reverse stock split, 100,000,000 shares of our common stock and 10,000,000 shares of our preferred stock, and will reserve shares of common stock for issuance pursuant to the new stock incentive plan and additional shares for issuance pursuant to our existing director stock option plan.

        In addition, our directors, certain members of management and holders of our Series B preferred stock have entered into voting agreements with us pursuant to which such stockholders have agreed to vote their shares of common stock and preferred stock in favor of the matters to be considered by the stockholders at our special meeting of stockholders (the "Voting Agreements"). We expect that the special meeting of stockholders will occur in August 2003.

  Additional Matters

        If we terminate or otherwise fail to consummate the transactions contemplated by the Purchase Agreement under specified circumstances, then we are required to pay the reasonable fees and expenses of the Advent Investors and their legal counsel, accountants and financial advisors, provided that such reimbursement shall not exceed $1,850,000 in the aggregate. In some circumstances, including if we terminate the Purchase Agreement in order to pursue an alternative equity financing or a change in control transaction or if our board of directors withdraws its recommendation to the stockholders to approve the transactions contemplated by the Purchase Agreement, we are required to pay to the Advent Investors a termination fee of $3,000,000 less any amount paid to reimburse the Advent Investors for expenses incurred in connection with the negotiation and preparation of the Purchase Agreement and related agreements. We have the right to pay the termination fee in shares of our common stock. If we elect to pay the termination fee in common stock, the fee will increase by $50,000.

        The description of the terms and provisions of the Purchase Agreement, Repurchase Agreement, Investor Rights Agreement, Series D Certificate of Designations, Voting Agreements, WD Warrants, WB Warrants, Senior Subordinated Notes and Certificate of Amendment set forth herein do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the detailed provisions of those documents. Copies of these documents are filed as exhibits to this Current Report on Form 8-K.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

        (a)   Financial Statements of Business Acquired.

        Not applicable.

        (b)   Pro Forma Financial Information.

        Not applicable.

        (c)   Exhibits.

Exhibit Number	Description
4.1	Form of Certificate of Amendment of Certificate of Incorporation
4.2	Form of Certificate of Designations of Series D-1 Convertible Preferred Stock and Series D-2 Convertible Preferred Stock
99.1	Securities Purchase Agreement dated June 1, 2003 by and among Aspen Technology, Inc. and the Purchasers listed therein
99.2	Repurchase and Exchange Agreement dated as of June 1, 2003 by and among Aspen Technology, Inc. and the Holders named therein
99.3	Form of Voting Agreements dated as of June 1, 2003 by and between Aspen Technology, Inc. and certain stockholders of Aspen Technology, Inc.
99.4	Form of Investor Rights Agreement to be entered into by and among Aspen Technology, Inc. and the Purchasers named therein
99.5	Form of WD Common Stock Purchase Warrant to be issued by Aspen Technology, Inc.
99.6	Form of WB Common Stock Purchase Warrant to be issued by Aspen Technology, Inc.
99.7	Form of Senior Subordinated Promissory Note to be issued by Aspen Technology, Inc.
99.8	Script for conference call held on June 2, 2003 by Aspen Technology, Inc.
99.9	Presentation materials to be used for conference call held on June 2, 2003 by Aspen Technology, Inc.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 2, 2003	ASPEN TECHNOLOGY, INC.
	By:	/s/ LISA W. ZAPPALA Lisa W. Zappala Senior Vice President and Chief Financial Officer

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  ITEM 5. OTHER EVENTS AND REQUIRED FD DISCLOSURE.
  ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.
SIGNATURE